                                                                EXHIBIT 4.15

THE REGISTERED HOLDER OF THIS PURCHASE OPTION, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

NOT EXERCISABLE PRIOR TO JUNE __, 2000. VOID AFTER 5:00 P.M. EASTERN TIME, JUNE __, 2004.



                              UNIT PURCHASE OPTION

                              FOR THE PURCHASE OF

                                2,000,000 UNITS

                                       OF

                         OBJECTIVE COMMUNICATIONS, INC.

                            (A DELAWARE CORPORATION)


1.       Purchase Option.

                 THIS CERTIFIES THAT, in consideration of $100.00 duly paid by or on behalf of Southeast Research Partners, Inc. ("Holder"), as registered owner of this Purchase Option, to Objective Communications, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after June __, 2000 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, June __, 2004 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 2,000,000 Units. Each Unit consists of three shares of common stock, par value $.01 per share (?Common Stock"), of the Company and two Redeemable Common Stock Purchase Warrants, each exercisable to purchase one share of Common Stock ("Warrant(s)") during the period commencing on June __, 2000 and expiring June __, 2004 (five years from the effective date of the registration statement on Form SB-2, No. 333-72429 ("Registration Statement"), pursuant to which the Company has registered Units, shares of Common Stock and warrants to purchase Common Stock ("Effective Date"). Each Warrant is the same as the warrants that have been registered for sale to the public pursuant to the Registration Statement ("Public Warrants"). The Units, shares of Common Stock and Warrants are sometimes collectively referred to herein as the "Securities." If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date of issue of the Purchase Option and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Option. This Purchase Option is initially exercisable at $____ per Unit purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.       Exercise.

         2.1. Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash or by certified check or official bank check for the Units being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2. Legend. Each certificate for Securities purchased under this Purchase Option shall bear a legend as follows unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."


         2.3.    Conversion Right.

                 2.3.1. Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into securities ("Conversion Right") as follows: Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase Option being converted by (y) the "Market Price" (as defined below). The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Units underlying the portion of the Purchase Option being converted from (b) the Market Price of the Units, multiplied by the number of Units underlying the portion of the Purchase Option being converted. As used herein, the term "Market Price" shall be deemed to be the last reported sale price of the Units on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Units are listed or admitted to trading, or, if the Units are not listed or admitted to trading on any national securities exchange or if any such exchange on which the Units are listed is not their principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Units are not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it; provided, however, that if the Units are no longer quoted on the principal trading market that the Common Stock is traded on, the Market Price





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of the Units shall equal to three times the average last reported sale price of the Common Stock for the five trading days immediately preceding such date ("Common Stock Price") plus two times the average last reported sale price of the Public Warrants for the five trading days preceding such date, as quoted on the principal trading market for such securities determined as described above; and provided further that if the Common Stock is traded but the Public Warrants are not, the Market Price of the units shall be equal to five times the Common Stock Price less two times the then exercise price of the Warrants.

                 2.3.2. Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering to the Company this Purchase Option with a duly executed exercise form attached hereto with the conversion section completed.

3.       Transfer.

         3.1. General Restrictions. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to the Commencement Date to anyone other than (i) an officer of Southeast Research Partners, Inc. ("SERP" or the "Representative") or an officer or partner of any selected dealer that executed the Selected Dealer Agreement between the Representative and the members of the selling group ("Selected Dealer") or member of the underwriting syndicate ("Underwriter") in connection with the Company's public offering with respect to which this Purchase Option has been issued, or (ii) any Underwriter or Selected Dealer. On and after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2. Restrictions Imposed by the Act. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission ("Commission") and is effective at the time of such transfer and is in compliance with applicable state law.

4.       New Purchase Options to be Issued.

         4.1. Partial Exercise, Conversion or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised, converted or assigned in whole or in part. In the event of the exercise, conversion or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and





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funds (except in the case of conversion) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Units purchasable hereunder as to which this Purchase Option has not been exercised, converted or assigned.

         4.2. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

         5.1.    Demand Registration.

                 5.1.1. Grant of Right. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% of the Purchase Options and/or the underlying Units ("Majority Holders"), agrees to register, on one occasion, all or any portion of the Purchase Options requested by the Majority Holders in the Initial Demand Notice and all of the Securities underlying such Purchase Options, including the Units, the Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively, the "Registrable Securities"). On such occasion, the Company will file a registration statement covering the Registrable Securities within 60 days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement declared effective promptly thereafter. The demand for registration may be made at any time during a period of four years beginning one year from the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

                 5.1.2. Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to register or license to do business in such state or consent to general service of process in such jurisdiction, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section 5.1.1 to remain effective until all of the Registrable Securities covered by such registration statement have been sold.

         5.2.    "Piggy-Back" Registration.

                 5.2.1. Grant of Right. In addition to the demand right of registration, the Holders of the Purchase Options shall have the right at any time for a period of six years commencing one





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
year from the Effective Date to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holders until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such 180 day period, the number of securities to be sold by all stockholders in such public offering during such 180 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities. Notwithstanding the foregoing, the Holders acknowledge and agree that the Company has granted registration rights to other holders of securities of the Company that pre-date the rights granted under this Purchase Option as of the initial date of issuance of the Purchase Option by the Company, and each Holder agrees that nothing in this Purchase Option shall obligate the Company to violate those existing agreements.

                 5.2.2. Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 60 days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice within 15 days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggy-back" rights to remain effective until all of the Registrable Securities covered by such registration statement have been sold.

         5.3.    General Terms.

                 5.3.1. Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in
Section 5 of the Underwriting Agreement between the Underwriters and the Company, dated the Effective





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Date; except to the extent that any loss, claim, damage, expense or liability arises out of or relates to written information furnished by or on behalf of the Holders, or their successors or assigns, for specific inclusion in such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                 5.3.2. Exercise of Purchase Option or Warrants. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or the underlying Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

                 5.3.3. Documents Delivered to Holders. The Company shall deliver promptly to each Holder participating in any of the foregoing offerings requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request. The Company also shall furnish to each Holder participating in any of the foregoing offerings that are underwritten, and to each underwriter of any such offering, a signed counterpart, addressed to such Holder and underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and an opinion dated the date of the closing under the underwriting agreement relating to such offering), and
(ii) a "cold comfort" letter dated the effective date of such registration statement (and a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. In the event that any Holder requests information pursuant to this Section 5.3.3, then, prior to furnishing such information, the Company shall have the right to require the Holder to enter into a confidentiality agreement with the Company with respect to any information to be provided to the Holder that the Company reasonably considers to be proprietary, non-public or otherwise confidential.

                 5.3.4. Underwriting Agreement. In the event that the demand registration filed by the Holders pursuant to Section 5.1.1 is for an underwritten offering, then the Majority Holders shall have the right to select the underwriters of the offering. The Company shall enter into an underwriting agreement with the managing underwriter selected by the Majority Holders whose





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Registrable Securities are being registered pursuant to Section 5.1.  Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders, their shares and their intended methods of distribution.

                 5.3.5. Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders ("Questionnaire"). In the event that the Company requests completed Questionnaires from Holders participating in any of the foregoing offerings necessary for inclusion in the registration statement, and a Holder does not provide the Company with a completed Questionnaire within the time period requested (which time period shall be reasonable), then the Company shall have the right to exclude the Registrable Securities held by any such Holder from the registration statement filed with respect to the Registrable Securities.
If no Holder of Registrable Securities timely responds to the Company's request for information, then the Company shall not be obligated to file such registration statement, provided, however, that the obligations of the Company with respect to filing a registration statement upon a demand request shall be reinstated upon the subsequent filing of a demand request by a Holder.

6.       Adjustments.

         6.1. Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                 6.1.1. Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units issuable on exercise of this Purchase Option shall be increased in proportion to such increase in outstanding shares; provided, however, that nothing in this section is intended to provide for adjustment with respect to the Warrants beyond that provided for in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of 1,000 Units at $7.50 per Unit (each Warrant underlying the Units exercisable for $4.00 per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of 2,000 Units at $3.75 per Unit (each Warrant underlying the Units exercisable for $2.00 per share).

                 6.1.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event,





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then, upon the effective date thereof, the number of Units issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

                 6.1.3. Adjustments in Exercise Price. Whenever the number of Units issuable upon exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Units purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of Units so purchasable immediately thereafter.

                 6.1.4. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                 6.1.5. Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Units upon the exercise or transfer of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Units or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options, the Units or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall





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be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Units issuable upon exercise of this Purchase Option and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause all (i) Units, (ii) shares of Common Stock underlying the Units issuable upon exercise of the Purchase Options, (iii) Warrants underlying the Units issuable upon exercise of the Purchase Options, and (iv) shares of Common Stock issuable upon exercise of the Warrants underlying the Units to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Units, the Common Stock or the Warrants issued to the public in connection herewith are then listed and/or quoted.

8.       Certain Notice Requirements.

         8.1. Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give each Holder written notice of such event at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

         8.2. Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (iii) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution, or (iv) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (v) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to
Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         8.4. Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom





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
notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       Miscellaneous.

         9.1. Amendments. The Company and the Representative may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representative may deem necessary or desirable and that the Company and the Representative deem shall not adversely affect the interests of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3. Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.4. Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5. Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.6. Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.7. Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         9.8. Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and Research Partners International, Inc. enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then the Holder shall agree to such exchange and become a party to the Exchange Agreement.

         9.9. Representative's Right to Assign. Notwithstanding the provisions of Section 3 of this Agreement, and without the consent of the Company or any of the Holders, the Representative shall be entitled at any time to assign any of its rights or duties hereunder, including pursuant to Section 9.1, to any registered broker-dealer a majority of the outstanding equity securities of which is owned by Research Partners International, Inc.

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of June, 1999.

                                      Objective Communications, Inc.



                                      By:
                                         --------------------------------------
                                      Name: James F. Bunker
                                      Title:  President and Chief Executive
                                                Officer

Form to be used to exercise Purchase Option:



Objective Communications, Inc.
50 International Drive
Portsmouth, New Hampshire 03801



Date:_________________, _____

                 The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ________ Units of Objective Communications, Inc. and hereby makes payment of $____________ (at the rate of $_______ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the common stock and warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

                 If, on the date of exercise, the common stock and warrants issuable upon exercise of this Purchase Option are not covered by a registration statement filed with the Securities and Exchange Commission that is then effective, the Holder hereby represents and warrants to the Company, as of the date on which this Purchase Option is exercised in whole or in part, as follows:

                 (1) Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the common stock and warrants purchased upon exercise of the Purchase Option. Holder is purchasing the common stock and warrants for its own account and not with a view to distribution and has no present intention or arrangement to sell the shares of common stock and warrants to or through any person or entity. The Holder understands that the common stock and warrants must be held indefinitely unless such securities are subsequently registered under the Act or an exemption therefrom is available. The Holder is aware of the provisions of Regulation D and Rule 144 promulgated under the Act.

                 (2) Holder understands and acknowledges that the common stock and warrants have not been registered under the Act, and are being offered and sold to it in reliance on the exemption provided by Section 4(2) of the Securities Act and that the Company is relying on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such provisions. The Holder acknowledges that it is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder relating to the transfer of securities.

                                       or

                 The undersigned hereby elects irrevocably to convert the Purchase Option to purchase __________________ Units into _________________
Units of Objective Communications, Inc. The portion of this Purchase Option being converted has a "Value" of $_______________ based on a "Market

Price" of $___________ per share of common stock. Please issue the common stock in accordance with the instructions given below.

                                              ---------------------------------
                                              Signature





                 NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


                 INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
                 --------------------------------------------------------------
                                  (Print in Block Letters)

Address
                 --------------------------------------------------------------

Form to be used to assign Purchase Option:


                                           ASSIGNMENT


                 (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

                 FOR VALUE RECEIVED,____________________________________ does hereby sell, assign and transfer unto _______________________________ the right to purchase _______________________ shares of common stock of Objective Communications, Inc. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

                 The name and address of the person or entity to which the Purchase Option is being transferred is as follows:

         Name:
               ---------------------------------------------------------------
         Name of Contact (if entity):
                                      ----------------------------------------
         Address:
                    ----------------------------------------------------------

                    ----------------------------------------------------------

                    ----------------------------------------------------------

                    ----------------------------------------------------------

         Telephone:
                    ----------------------------------------------------------
         Facsimile:
                    ----------------------------------------------------------

Dated:___________________, 19__





                                          -----------------------------------
                                          Signature


STATE OF                          )
                                  : ss.:
COUNTY OF                         )


         On this ______ day of ______________, ____, before me personally came ___________ ____________, to me known, who, being by me duly sworn, did depose and say that he executed the foregoing assignment on his own behalf.



                                   --------------------------------------------
                                                  Notary Public
                                       or


STATE OF                          )
                                  : ss.:
COUNTY OF                         )


         On this ______ day of ______________, ____, before me personally came ___________ ____________, to me known, who, being by me duly sworn, did depose and say that he is the ___________________ of _________________________ and
executed the foregoing assignment on behalf of ______________________________.


                                   --------------------------------------------
                                                  Notary Public



                 NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.